EX-99.14.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated January 23, 2012, relating to the financial statements and financial highlights which appear in the November 30, 2011 Annual Report to Shareholders of Delaware Large Cap Value Fund and Delaware Value Fund, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 24, 2012